Exhibit 10.1

ARCH THERAPEUTICS, INC.

BACKSTOP AGREEMENT

July __, 2024

Reference is made to that certain Securities Purchase Agreement, dated November 8, 2023, as amended (the “SPA”), by and among Arch Therapeutics, Inc., a Delaware corporation (the “Company”) and certain institutional and accredited institutional investors (collectively, the “Buyers”), including the undersigned Buyer. Capitalized terms not otherwise defined in this letter agreement shall have the same meaning as in the Purchase Agreement.

In consideration of the terms and conditions hereof, the Company and the undersigned hereby agree as follows:

1.	In the event that as of the close of business on the Escrow Date (as defined below) there is not an amount of funds in the Escrow equal to $5,900,000 less the aggregate purchase price paid for the convertible notes pursuant to the Securities Purchase Agreement (the “New Notes SPA”), dated May [ ], 2024, by and among the Company and the purchasers party thereto (the “Escrow Minimum Amount”) (such circumstance, an “Escrow Deficiency”), then, under the terms and conditions of this Agreement, the undersigned will, within two business days after receipt of the Backstop Notice (as defined below), deposit in the Escrow the purchase price for a pro rata share of the Backstop Amount (as defined below) of additional Pre-Funded Warrants and Common Warrants under the SPA, pro rata with all Buyers (together with the undesigned, the “Backstop Buyers”) that execute agreements similar to this Agreement on or about the date hereof (such agreement, the “Backstop”), and shall purchase such additional Pre-Funded Warrants and Common Warrants at the Closing.

2.	As used herein, the “Escrow Date” means the date that the Company identifies in writing to the undersigned (such writing, the “Escrow Date Notice”) as being the date that is 10 calendar days prior to the date that the Company reasonably expects the Closing Trigger to occur. As used herein, the “Backstop Amount” means an amount equal to (A) $320,000 plus (B) (i) $5,900,000, minus (ii) the amount of funds in Escrow on the Escrow Date, minus (iii) the aggregate purchase price paid for the convertible notes pursuant to the New Notes SPA; provided, that the Backstop Amount shall not be greater than $1,500,000, and no Backstop Buyer shall be required to deposit funds greater than $375,000 under this Agreement.

3.	In order for the undersigned to be obligated under this Agreement to provide the Backstop—

a.	the Company must provide an Escrow Date Notice no later than two business days prior to the subject Escrow Date;
b.	the Company must provide notice (the “Backstop Notice”) to the Buyers on the first business day following the Escrow Date of the existence of an Escrow Deficiency;
c.	the Backstop Notice shall set forth the pro rata portion of the Backstop Amount being requested by the Company from the undersigned;
d.	as soon as practicable after the execution of this Agreement, the Company shall issue the undersigned pre-funded warrants in form and substance substantially similar to the Pre-Funded Warrants (the “Backstop Pre-Funded Warrants”) to purchase an aggregate of 450,000 (or 56,250 after giving effect to the Reverse Stock Split) shares of Common Stock at an exercise price of $0.000125 (or $0.001 after giving effect to the Reverse Stock Split); and
e.	within two business days after the deposit by the undersigned of its pro rata share of the Backstop, in the amount set forth in the Backstop Notice, the Company shall issue the undersigned (i) additional Backstop Pre-Funded Warrants to purchase an amount of shares of Common Stock equal to 4 (or 0.5 after giving effect to the Reverse Split) shares per dollar of Backstop deposited and (ii) common warrants in form and substance substantially similar to the Common Warrants (the “Backstop Common Warrants”) to purchase an amount of shares of Common Stock equal to 5.2 (or 0.65 after giving effect to the Reverse Split) shares per dollar of Backstop deposited; provided, that the Backstop Pre-Funded Warrants and Backstop Common Warrants contemplated by this Section 3(e) (but not those contemplated by Section 3(d)) shall be surrendered back to the Company in the event that the Backstop funds deposited in Escrow are returned to the undersigned.

4.	In the event that an Escrow Deficiency is not present, the Company may nevertheless elect to fulfill the conditions set forth in Sections 3(a), (b) and (c), and the undersigned would then have the option, but not the obligation, to provide the Backstop under the terms of this Agreement, without regard to the requirement of an Escrow Deficiency.

5.	In the event that any Backstop Buyer does not fulfill its obligations under its respective backstop agreement with the Company, and such failure is not cured within 3 business days, the undersigned shall have the right to request that the Company return any funds that the undersigned deposited under this agreement, and the Company shall return such funds within 3 business days of such request.

[signature page to follow]

Very truly yours,

ARCH THERAPEUTICS, INC.

By:
Name:	Michael S. Abrams
Title:	Chief Financial Officer

Acknowledged and Agreed:

By:
Name:
Title:

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